Exhibit 99.1

Kintara Therapeutics Completes Final Closing of Previously Announced Private Placement For an Aggregate of $25 Million

- Launches Strategic Growth Initiative of Expanded Late-stage Oncology Pipeline -

SAN DIEGO, Sept 1, 2020 /PRNewswire/ -- Kintara Therapeutics, Inc. ("Kintara" or the "Company") (Nasdaq: KTRA) announced today the final closing of its previously announced private placement of Series C Convertible Preferred Stock (the "Preferred Stock") to accredited investors. Including the previously announced closings, Kintara received aggregate gross proceeds of approximately $25 million before deducting placement agent fees and other offering expenses payable by the Company.

The capital raised from existing and new investors is expected to facilitate Kintara’s strategic initiative to become a recognized leader in developing therapies for rare and difficult to treat oncology indications. The Company intends to use the net proceeds from the offering primarily to fund the previously announced registration study for VAL-083 in newly diagnosed and recurrent glioblastoma multiforme (GBM) and the 15-patient REM-001 confirmatory lead-in study that is designed to seamlessly transition into a Phase 3 pivotal study for cutaneous metastatic breast cancer (CMBC) as well as for working capital. As previously disclosed, the VAL-083 GBM registration study will be executed through the Company's partnership with Global Coalition for Adaptive Research (GCAR) through the Glioblastoma Adaptive Global Innovative Learning Environment (GBM AGILE) Study, the world’s first global adaptive clinical trial platform for GBM with regulatory support as a registrational study.

“This is a transformational event for the Company as we believe it validates the combined portfolio of assets from the recently completed acquisition of Adgero,” commented Saiid Zarrabian, President and Chief Executive Officer of Kintara. “Furthermore, and perhaps most importantly, we believe this financing provides sufficient capital to achieve meaningful value generating milestones for multiple clinical stage programs over the next 12-24 months. We look forward to enrolling the first patient into the VAL-083 arm of the GBM AGILE study in the fourth quarter of 2020 and plan to initiate the 15 patient REM-001 confirmatory study in the second quarter of 2021, with planned data results from this study as early as the fourth quarter of 2021.”

The private placement offering consisted of the issuance of an aggregate of 25,028 shares of the Company’s Series C Convertible Preferred Stock (the "Preferred Stock") at a purchase price of $1,000 per share priced at-the-market under the rules of the Nasdaq Stock Market. The Preferred Stock was issued in three separate series, 19,587 shares of Series C-1 Preferred Stock, which are convertible into 16,885,345 shares of the Company's common stock at a conversion price of $1.16 per share, 2,185 shares of Series C-2 Preferred Stock, which are convertible into 1,799,835 shares of the Company’s common stock at a conversion price of $1.214 per share and 3,256 shares of Series C-3 Preferred Stock, which are convertible into 2,831,304 shares of the Company’s common stock at a conversion price of $1.15 per share. The Preferred Stock also accrues dividends as previously disclosed.

“The strong investor response to this private placement is confirmation of the attractiveness of Kintara’s unique corporate profile and diversified late-stage oncology product pipeline targeting rare, unmet medical needs,” commented Adam Stern, Chief Executive Officer of SternAegis Ventures. “With the addition of new capital, the Company is now in a strong position to expedite the advancement of two potential therapeutic candidates into late-stage clinical trials.”

SternAegis Ventures acted as the exclusive placement agent for the private placement.

The shares of Preferred Stock described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and, along with the common shares issuable upon their conversion or payable as dividends pursuant to the Preferred Stock, have not been registered under the Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Kintara

Located in San Diego, California, Kintara is dedicated to the development of novel cancer therapies for patients with unmet medical needs.

Kintara is developing two late-stage, Phase 3-ready therapeutics for clear unmet medical needs with reduced risk development programs.  The two programs are VAL-083 for GBM and REM-001 for CMBC.

VAL-083 is a "first-in-class", small-molecule chemotherapeutic with a novel mechanism of action that has demonstrated clinical activity against a range of cancers, including central nervous system, ovarian and other solid tumors (e.g. NSCLC, bladder cancer, head and neck) in U.S. clinical trials sponsored by the National Cancer Institute (NCI). Based on Kintara's internal research programs and these prior NCI-sponsored clinical studies, Kintara is currently conducting clinical trials to support the development and commercialization of VAL-083 in GBM.

Kintara is also advancing its proprietary late stage photodynamic therapy (PDT) platform that holds promise as a localized cutaneous or visceral tumor treatment as well as in other potential indications. REM-001 therapy, has been previously studied in four Phase 2/3 clinical trials in patients with CMBC, who had previously received chemotherapy and/or failed radiation therapy. With clinical efficacy to date of 80% complete responses of CMBC evaluable lesions and with an existing robust safety database of approximately 1,100 patients across multiple indications, Kintara is advancing the REM-001 CMBC program to late stage pivotal testing.

About SternAegis Ventures

SternAegis Ventures is the management team within Aegis Capital Corp. that is responsible for venture capital and private equity financing. www.sternaegis.com

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 based upon Kintara's current expectations. Forward-looking statements are identified by terminology such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. These statements are only predictions. Kintara has based these forward-looking statements largely on its then-current expectations and projections about future events, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Kintara's control, and actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the impact of the COVID-19 pandemic, (ii) risks and uncertainties relating to Kintara’s ability to develop, market and sell products based on its technology; the expected benefits and efficacy of Kintara’s products and technology; the availability of substantial additional funding for Kintara to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, Kintara’s business, research, product development, regulatory approval, marketing and distribution plans and strategies, (iii) whether the recently closed acquisition of Adgero Biopharmaceuticals Holdings, Inc. will be successful, and (iv) those risks detailed in Kintara's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by Kintara from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Kintara cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, Kintara undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Investors should not assume that any lack of update to a previously issued "forward-looking statement" constitutes a reaffirmation of that statement.

Contact Information

Investors:
CORE IR
516-222-2560
ir@coreir.com

Media:
Jules Abraham
Head of Public Relations
CORE IR
917-885-7378
julesa@coreir.com